SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                January 10, 1997
                Date of Report (Date of earliest event reported)




                              GULFWEST OIL COMPANY
             (Exact name of registrant as specified in its charter)

                                      Texas
                 (State or other jurisdiction of incorporation)

                       33-13760-LA                    87-0444770

                 (Commission File Number)            (IRS Employer
                                                   Identification Number)


       2644 Sherwood Forest Plaza, Suite 229, Baton Rouge, Louisiana 70816
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (504) 293-1100







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ITEM 5.           OTHER EVENTS

     On January 10, 1997, GulfWest Texas Company (the "Subsidiary"), a wholly owned subsidiary of GulfWest Oil Company (the "Company"), established a $2,000,000.00 revolving line of credit with a financial institution. The line of credit is initially for a one-year term, non-reducing, at an interest rate equal to the institution's prime rate. Repayment of the line of credit was guaranteed by the Company and an unrelated individual guarantor. The individual was given a second mortgage on certain oil properties owned by the Subsidiary and a three-year option to purchase 250,000 shares of the Company's common stock at an exercise price of $2.87 per share.

     The Company intends to use funds drawn on the line of credit to accelerate the planned enhancement, development and acquisition program for West Texas oil properties. The program includes enhancements to increase production of proved non-producing properties and infield drilling to develop proved reserves.




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    GULFWEST OIL COMPANY



Date:   January 27, 1997            By: /s/Jim C. Bigham
                                       Jim C. Bigham
                                       Executive Vice President\Secretary